UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 22, 2005, Alcoa Inc. announced that it will accept the offer to tender its 46.5 percent stake in Elkem ASA to Orkla ASA for a total of approximately US $870 million in cash and an after-tax gain of approximately $180 million. Settlement of the transaction is expected to occur on April 5, 2005. Following completion of the transaction, Alcoa will continue to hold a 50% stake in two aluminum smelters in Lista and Mosjoen, Norway with a combined production capacity of 282,000 metric tons per year.

Per the terms of the offer, proceeds are expected to be received in the second quarter 2005. A gain of $230 million will be recognized in the second quarter upon settlement of the transaction, and a $50 million loss related to a $43 million tax impact on previously undistributed equity earnings and $7 million in other transaction costs will be recognized in the first quarter.

Alcoa will use the proceeds of the sale to pay down debt, fund its upstream capital expansions and for certain restructuring expenses of its existing operations.

In addition, on March 22, 2005, Alcoa announced that for the first quarter 2005, based on multiple restructuring plans identified to date in certain North American, European and South American locations, the company expects to incur after-tax restructuring charges of between $20 and $25 million. These plans call for the reduction of approximately 2,000 positions and will be completed over the next twelve months. The company anticipates annualized savings of approximately $45 million associated with these charges. The company committed to these plans at various times during the quarter after review of individual proposals submitted by its business units in support of the company’s goal of streamlining its operations under the company’s new global business structure.

For the second quarter 2005, additional charges are contemplated as further restructuring initiatives are identified and approved. The company currently expects that these restructuring charges will be less than the net after-tax effect of the Elkem transaction.

A copy of Alcoa’s press release dated March 22, 2005 is attached hereto as Exhibit 99 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this report and the exhibit attached hereto relate to future events and expectations and as such constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions and prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including the transportation, building, construction, distribution, packaging and other markets; (c) Alcoa’s inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy, raw materials or employee benefits costs, labor disputes or other factors; (d) the inability to meet target completion dates for expansion projects; (e) significant legal proceedings or investigations adverse to Alcoa; and (f) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2004 and other reports filed with the Securities and Exchange Commission.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated March 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: March 23, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated March 22, 2005.

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